                                                                    EXHIBIT 99.3


                        AMERICAN HEALTH PROPERTIES, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                  June 30,      December 31,
                                                                    1999            1998
                                                                 ----------     ------------
ASSETS                                                           (Unaudited)
Real estate investments
    Real property and mortgage note                              $  784,245      $  841,618
    Construction in progress                                         21,656          14,247
    Accumulated depreciation                                       (113,044)       (121,726)
                                                                 ----------      ----------
                                                                    692,857         734,139
Other notes receivable and direct financing leases                    3,940           3,638
Other assets                                                         12,950          12,248
Cash and short-term investments                                       3,509           3,817
Funds held by intermediary for 1031 exchange                         70,576            --
                                                                 ----------      ----------

                                                                 $  783,832      $  753,842
                                                                 ----------      ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Bank loans payable                                               $   51,000      $   69,000
Mortgage notes payable                                               24,484          20,772
Notes and bonds payable                                             219,219         219,164
Accounts payable and accrued liabilities                             15,163          15,278
Dividends payable                                                    14,833          15,031
Deferred income                                                       3,330           3,732
                                                                 ----------      ----------
                                                                    328,029         342,977
                                                                 ----------      ----------

Commitments and contingencies

Stockholders' equity
    Preferred stock $.01 par value; 1,000 shares authorized;
       8.60% Cumulative Redeemable Preferred Stock,
           Series B; $2,500 liquidation value;
           40 shares issued and outstanding                         100,000         100,000
       Psychiatric Group Preferred Stock;
          0 and 208 shares issued and outstanding                      --                 2
    Common stock $.01 par value; 100,000 shares authorized;
       24,984 shares issued and outstanding                             250             250
    Additional paid-in capital                                      515,952         519,738
    Cumulative net income                                           411,374         329,918
    Cumulative dividends                                           (571,773)       (539,043)
                                                                 ----------      ----------
                                                                    455,803         410,865
                                                                 ----------      ----------

                                                                 $  783,832      $  753,842
                                                                 ==========      ==========



   The accompanying notes are an integral part of these financial statements.

                        AMERICAN HEALTH PROPERTIES, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                   Three Months Ended June 30,     Six Months Ended June 30,
                                                   ---------------------------     --------------------------
                                                      1999            1998            1999            1998
                                                   ----------      ----------      ----------      ----------
REVENUES
Rental income                                      $   22,397      $   22,484      $   46,585      $   43,842
Mortgage interest income                                  116           1,655             233           3,308
Additional rental and interest income                   3,028           3,400           6,367           6,820
Other property income                                     735             384           1,435             719
Other interest income                                     824             220             971             461
                                                   ----------      ----------      ----------      ----------
                                                       27,100          28,143          55,591          55,150
                                                   ----------      ----------      ----------      ----------
EXPENSES
Depreciation and amortization                           5,301           5,159          10,918          10,033
Property operating                                      1,634           1,352           3,244           2,567
Interest expense                                        5,155           5,308          10,675          10,250
General and administrative                              2,113           2,322           4,337           4,428
Impairment loss on notes receivable                      --             2,730            --             2,730
                                                   ----------      ----------      ----------      ----------
                                                       14,203          16,871          29,174          30,008
                                                   ----------      ----------      ----------      ----------
Minority interest                                          46              47              94              94
                                                   ----------      ----------      ----------      ----------
INCOME BEFORE GAIN ON SALE OF PROPERTIES               12,851          11,225          26,323          25,048
GAIN ON SALE OF PROPERTIES                             53,850            --            55,133            --
                                                   ----------      ----------      ----------      ----------
NET INCOME                                         $   66,701      $   11,225      $   81,456      $   25,048
                                                   ----------      ----------      ----------      ----------
SERIES B PREFERRED DIVIDEND REQUIREMENT            $   (2,150)     $   (2,150)     $   (4,300)     $   (4,300)
                                                   ----------      ----------      ----------      ----------

ATTRIBUTABLE TO COMMON STOCK (NOTE 5) -
      Income before gain on sale of property       $   10,716      $   10,559      $   21,928      $   20,993
      Gain on sale of property                     $   53,850      $     --        $   53,850      $     --
      Net income                                   $   64,566      $   10,559      $   75,778      $   20,993

      Basic per share amounts -
        Income before gain on sale of property     $     0.43      $     0.44      $     0.88      $     0.88
        Gain on sale of property                   $     2.15      $     --        $     2.15      $     --
        Net income                                 $     2.58      $     0.44      $     3.03      $     0.88

        Weighted average common shares                 24,988          24,055          24,988          23,887

      Diluted per share amounts -
        Income before gain on sale of property     $     0.43      $     0.43      $     0.87      $     0.87
        Gain on sale of property                   $     2.13      $     --        $     2.14      $     --
        Net income                                 $     2.56      $     0.43      $     3.01      $     0.87

        Weighted average common shares and
          dilutive potential common shares             25,193          24,314          25,180          24,154

      Dividends declared per common share          $    0.565      $    0.545      $    1.130      $    1.090


The accompanying notes are an integral part of these financial statements.

                        AMERICAN HEALTH PROPERTIES, INC.

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                 (IN THOUSANDS)

                                                                  Six Months Ended June 30,
                                                                 --------------------------
                                                                    1999            1998
                                                                 ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                       $   81,456      $   25,048
Depreciation, amortization and other non-cash items                  12,178          11,319
Deferred income                                                        (296)            481
Gain on sale of properties                                          (55,133)           --
Impairment loss on notes receivable                                    --             2,730
Change in other assets                                               (1,136)           (388)
Change in accounts payable and accrued liabilities                     (221)            616
                                                                 ----------      ----------
                                                                     36,848          39,806
                                                                 ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition and construction of real estate properties              (16,227)       (114,105)
Net proceeds from sale of properties                                 75,825            --
Net increase in funds held by intermediary for 1031 exchange        (70,576)           --
Mortgage note receivable fundings                                      --              (179)
Principal payments on mortgage notes receivable                        --                39
Other notes receivable                                                 (885)         (1,236)
Direct financing leases                                                 583             525
Administrative capital expenditures                                     (20)            (61)
                                                                 ----------      ----------
                                                                    (11,300)       (115,017)
                                                                 ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on bank loans payable                                     12,000          75,000
Principal payments on mortgage notes payable                           (309)           (229)
Financing costs paid                                                    (53)             (7)
Redemption of Psychiatric Group Stock                                (4,566)           --
Proceeds from sale of common stock                                     --             9,475
Proceeds from exercise of stock options                                --             2,653
Cash dividends paid                                                 (32,928)        (32,880)
                                                                 ----------      ----------
                                                                    (25,856)         54,012
                                                                 ----------      ----------
INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS                 (308)        (21,199)
CASH AND SHORT-TERM INVESTMENTS, BEGINNING OF PERIOD                  3,817          23,053
                                                                 ----------      ----------
CASH AND SHORT-TERM INVESTMENTS, END OF PERIOD                   $    3,509      $    1,854
                                                                 ==========      ==========


   The accompanying notes are an integral part of these financial statements.

                        AMERICAN HEALTH PROPERTIES, INC.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

1.   GENERAL

         American Health Properties, Inc., a Delaware corporation (the Company, which term refers to the Company and its subsidiaries unless the context otherwise requires), is a self-administered real estate investment trust (REIT) that commenced operations in 1987. The Company has investments in health care properties, including acute care, rehabilitation, long-term acute care and psychiatric hospitals, skilled nursing, assisted living, Alzheimer's care and medical office/clinic facilities.

         Basis of Presentation The consolidated condensed financial statements of the Company included herein have been prepared by the Company without audit and include all normal, recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with those included in the Company's annual report on Form 10-K for the year ended December 31, 1998.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         New Accounting Standards Statement of Financial Accounting Standards
(SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities", establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. It also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133 - an Amendment of SFAS No. 133", defers the effective date of SFAS No. 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. The required adoption of this statement is not expected to have a material impact on the Company's financial statements.

         Interest Paid Interest paid by the Company, net of interest capitalized, was $10,157,000 and $9,311,000 for the six months ended June 30, 1999 and 1998, respectively. The Company had $761,000 and $294,000 of capitalized interest for the six months ended June 30, 1999 and 1998, respectively.

2.   KENDALL DISPOSITION

         On April 16, 1999, the Company completed the sale of Kendall Regional Medical Center (Kendall) to an affiliate of Columbia/HCA Healthcare Corporation (Columbia) for a gross purchase price of $105 million. As a result of the Kendall sale, the Company recognized a gain for book purposes of $53,850,000 in the second quarter of 1999. Kendall had been leased to a subsidiary of Columbia and generated aggregate revenues of approximately $10.3 million in 1998, or 9% of the Company's total revenues. The Kendall sale resulted from Columbia's exercise of its option to purchase Kendall at fair market value pursuant to the terms of the lease. To complete the Kendall sale, the purchaser paid $75 million in cash, and assumed and paid $30 million of borrowings outstanding under the Company's bank credit facility. Since the Company currently intends to effect a "deferred like-kind" 1031 exchange for tax purposes, the net cash proceeds of $73.65 million were delivered to a third-party intermediary, which is using such proceeds to purchase and convey to the Company like-kind replacement property selected by the Company. Pursuant to the requirements of

                        AMERICAN HEALTH PROPERTIES, INC.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

Section 1031 of the Internal Revenue Code, the Company identified approximately $200 million of potential exchange properties prior to the close of business on May 28, 1999. The Company must acquire all identified replacement properties it will acquire as part of the 1031 exchange by October 13, 1999. As of August 6, 1999, approximately $48 million of like-kind replacement properties have been acquired as part of the 1031 exchange. The Company also has approximately $35 million of additional properties under contract as of August 6, 1999 that will likely be acquired as part of the 1031 exchange. If the Company is successful in acquiring a sufficient amount of like-kind replacement properties within the required time limits, the Company should not recognize current taxable gain and, accordingly, should incur no tax liability as a result of the transaction. Furthermore, in that event, there should be no impact on the Company's REIT distribution requirements. If the Company does not complete the transaction as a 1031 exchange, the tax liability incurred and recognized by the Company for book purposes, as well as the impact on the Company's REIT distribution requirements, will depend on the tax position of the Company as a whole. Although the Company believes that it has developed a sufficiently large pool of replacement properties to allow the Company to complete the 1031 exchange, the Company cannot be assured that total revenues generated by replacement properties acquired to effect the 1031 exchange will equal annual revenues previously generated by the Kendall investment, nor can the Company be certain that the 1031 exchange will be completed.

3.   OTHER COMMITMENTS

         As of June 30, 1999, the Company had funded $8,559,000 of a $9.5 million commitment to develop a skilled nursing facility in Las Vegas, Nevada to be operated by an experienced operator of skilled nursing facilities. The Company acquired the completed facility in July 1999, whereupon the lease commenced. As of June 30, 1999, the Company had funded $8,500,000 of a $13.8 million commitment to develop two assisted living facilities to be managed by an experienced operator of assisted living facilities. The Company has a $22.5 million forward funding commitment to develop up to nine Alzheimer's care facilities to be operated by the same operator that currently operates two existing Alzheimer's care facilities owned by the Company. As of June 30, 1999, $2,650,000 was funded under this commitment for the development of two facilities having a total development cost of approximately $5.6 million. The Company has also funded $1,947,000 as of June 30, 1999 toward completion of a $5.7 million medical office/clinic facility under development in Roseburg, Oregon that is master-leased to the operator of the adjacent hospital.

4.   STOCKHOLDERS' EQUITY

         Stock Incentive Plans During the six months ended June 30, 1999, options to purchase 358,000 shares of common stock at a weighted average exercise price of $20.27 per share were issued pursuant to the Company's stock incentive plans. Options to purchase 10,000 shares of common stock at a weighted average exercise price of $23.18 per share and options to purchase 45,444 Psychiatric Group Depositary Shares at a weighted average exercise price of $22.16 per share expired during the six months ended June 30, 1999. During the six months ended June 30, 1999, 63,172 Psychiatric Group Depositary Shares were issued for vested accumulated DERs.

         Redemption of Psychiatric Group Stock On May 21, 1999, the Company redeemed all outstanding Psychiatric Group Depositary Shares and the underlying Psychiatric Group Preferred Stock represented thereby (collectively the "Psychiatric Group Stock") at a redemption price of $2.08 per depositary share. The total cost of redemption was $4,566,000.

                        AMERICAN HEALTH PROPERTIES, INC.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

5.   INCOME ATTRIBUTABLE TO COMMON STOCK AND EARNINGS PER SHARE

         The following is a reconciliation of the income and share amounts used in the basic and diluted per share computations of income before gain on sale of property attributable to common stock:

                                            Three Months Ended June 30,                         Six Months Ended June 30,
                                  ---------------------------------------------     ----------------------------------------------
                                           1999                     1998                    1999                      1998
                                  ---------------------    --------------------     ---------------------    ---------------------
(In thousands)                     Income       Shares      Income       Shares      Income       Shares      Income       Shares
                                  --------     --------    --------     --------    --------     --------    --------     --------
Income before gain on sale of
  properties                      $ 12,851         --      $ 11,225         --      $ 26,323         --      $ 25,048         --
Less Series B preferred
  dividend requirement              (2,150)        --        (2,150)        --        (4,300)        --        (4,300)        --
Loss (income) attributed to
   Psychiatric Group Stock              15         --         1,484         --           (95)        --           245         --
Outstanding common shares             --         24,984        --         24,054        --         24,984        --         23,886
Deferred common shares                --              4        --              1        --              4        --              1
                                  --------     --------    --------     --------    --------     --------    --------     --------
Basic EPS components                10,716       24,988      10,559       24,055      21,928       24,988      20,993       23,887

Effect of dilutive potential
  common shares -
    Stock options                     --             10        --            116        --              7        --            130
    DERs                              --            195        --            143        --            185        --            137
    Subordinated convertible
      bonds payable                   --           --          --           --          --           --          --           --
                                  --------     --------    --------     --------    --------     --------    --------     --------
Diluted EPS components            $ 10,716       25,193    $ 10,559       24,314    $ 21,928       25,180    $ 20,993       24,154
                                  ========     ========    ========     ========    ========     ========    ========     ========

         Prior to redemption of the Psychiatric Group Stock on May 21, 1999, a portion of the Company's income (loss) was attributable to the Psychiatric Group Stock. The income (loss) before gain on sale of properties attributable to the Psychiatric Group Stock is shown in the table above. The gain on sale of properties attributable to the Psychiatric Group Stock for the six months ended June 30, 1999 was $1,283,000. There was no such gain on sale of properties attributable to the Psychiatric Group Stock for the three months ended June 30, 1999 and 1998 or the six months ended June 30, 1998.

6.   SUBSEQUENT EVENT - MERGER AGREEMENT

         On August 4, 1999, the Company entered into a definitive agreement and plan of merger with Health Care Property Investors, Inc. (HCPI) in which the Company will merge with and into HCPI in a stock-for-stock transaction, with HCPI being the surviving corporation. The common shareholders of the Company will receive a fixed exchange ratio of 0.78 of a share of HCPI common stock for each share of the Company's common stock. In addition, holders of the Company's preferred stock will receive one share of substantially similar HCPI preferred stock in exchange for each share of the Company's preferred stock. The transaction is subject to, among other things, the approval of the shareholders of both companies and the registration of the shares to be issued in connection with the transaction. The transaction will be treated as a purchase for financial accounting purposes, will be tax-free to the Company's shareholders and is expected to close by the end of 1999.